As filed with the Securities and Exchange Commission on
______________, 2000.              Registration No. 333-35586

=====================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     ------------------------
                           FORM SB-2/A-1
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ABERDENE MINES LIMITED
          (Name of small business issuer in its charter)

Nevada                        1081                88-0454792
--------------------------------------------------------------------
(State or Other          (Primary Standard        (IRS Employer
Jurisdiction of          Industrial               Identification #)
Organization)            Classification Code)

ABERDENE MINES LIMITED             Conrad C. Lysiak, Esq.
1040 West Georgia Street           601 West First Avenue
Suite 1950                         Suite 503
Vancouver, B.C., Canada V6E 4H1    Spokane, Washington  99201
(604) 605-0885                     (509) 624-1475
---------------------------------------------------------------------
(Address and telephone of          (Name, address and telephone
registrant's executive office)     number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   As
     soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

=====================================================================

-----------------------------------------------------------------------
                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------

Securities       Amount To Be     Offering Price  Aggregate       Registration
To Be Registered Registered       Per Share       Offering Price  Fee [1]

Common Stock:    2,000,000 Shares $0.10           $200,000        $ 100.00
---------------------------------------------------------------------

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Prospectus

                      ABERDENE MINES  LIMITED
                      SHARES OF COMMON STOCK
                  No Minimum - 2,000,000 Maximum

     Prior to this offering, there has been no public market for the common stock.

     We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     Investing in our common stock involves certain risks. See "Risk Factors" starting at page 6.

---------------------------------------------------------------------
                    Price          Aggregate           Proceeds
                    Per Share      Offering Price      to Us
---------------------------------------------------------------------

Common Stock        $0.10          $200,000            $150,000
--------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise

     The date of this prospectus is _________________, 2000.

                        TABLE OF CONTENTS



                                                           Page No.

SUMMARY OF PROSPECTUS     .    .    .    .    .    .    .    5

RISK FACTORS    .    .    .    .    .    .    .    .    .    6
  RISKS ASSOCIATED WITH OUR COMPANY      .    .    .    .    6
  RISKS ASSOCIATED WITH THIS OFFERING    .    .    .    .    8

USE OF PROCEEDS      .    .    .    .    .    .    .    .   10

DETERMINATION OF OFFERING PRICE     .    .    .    .    .   10

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS    11

CAPITALIZATION  .    .    .    .    .    .    .    .    .   11

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES .    .    .   12

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING   .    .    .   14

BUSINESS   .    .    .    .    .    .    .    .    .    .   17

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL  CONDITION AND RESULTS OF OPERATIONS    .    .   21

MANAGEMENT .    .    .    .    .    .    .    .    .    .   25

EXECUTIVE COMPENSATION    .    .    .    .    .    .    .   27

PRINCIPAL SHAREHOLDERS    .    .    .    .    .    .    .   28

DESCRIPTION OF SECURITIES .    .    .    .    .    .    .   29

RELATED TRANSACTIONS      .    .    .    .    .    .    .   31

LITIGATION .    .    .    .    .    .    .    .    .    .   31

EXPERTS    .    .    .    .    .    .    .    .    .    .   31

LEGAL MATTERS   .    .    .    .    .    .    .    .    .   31

FINANCIAL STATEMENTS .    .    .    .    .    .    .    .   32

--------------------------------------------------------------------
                      SUMMARY OF OUR OFFERING
--------------------------------------------------------------------

     This summary highlights important information about our business and about this offering. Because it is a summary, it doesn't contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

Our Business

     We are an exploration company. We were incorporated on January 21, 2000. We have not conducted any operations. We have acquired one property containing three claims. We intend to explore for gold on our property.

     Our administrative office is located at     1040 West Georgia
Street, Suite 1160, Vancouver, British Columbia, Canada V6E 4H1, telephone (604) 605-0885 and our registered statutory office is located at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120. Our fiscal year end is June 30.

The Offering

     Following is a brief summary of this offering:

Securities being offered .    .    .    Up to 2,000,000 shares of
                                        common stock, par value
                                        $0.00001.
Offering price per share      .    .    $ 0.10
Offering period     .    .    .    .    The shares are being offered
                                        for a period not to exceed 90
                                        days, unless extended by our
                                        board of directors for an
                                        additional 90 days.
Net proceeds to our company   .    .    Approximately $150,000.
Use of proceeds     .    .    .    .    We will use the proceeds to
                                        pay for offering  expenses,
                                        research and exploration.
Number of shares outstanding
 before the offering     .    .    .    5,000,000
Number of shares outstanding
 after the offering      .    .    .    7,000,000

--------------------------------------------------------------------
                            RISK FACTORS
--------------------------------------------------------------------

         Please consider the following risk factors before deciding to invest in our common stock

Risks Associated with Our Company:

     1. We expect losses to continue, and the failure to generate revenues could cause us to go out of business.

     We were incorporated in January 2000 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $290,820. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

     *    our ability to locate a profitable mineral property
     *    our ability to generate revenues
     *    our ability to reduce exploration  stage  costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

     2. We are subject to risks inherent in the establishment of a new business enterprise.

     We are subject to risks inherent in the establishment of a new business enterprise including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns. If we are not able to address these events, should they occur, we may have to curtail or suspend our operations.

     3. We have no known mineral reserves and if cannot find any we will have to cease operations.

     We have no mineral reserves. If we do not find a mineral reserve containing gold or if we cannot develop the mineral reserve, either because we do not have money to do it or because it will not be economically feasible to do it, we will have to cease operations an you will lose your investment.

     4. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

     Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause roads leading to our claims to be impassible during four months of the year. When roads are impassible, we are unable to work and generate income.

     5. Because we are small and do not have much capital, we must limit our exploration.

     Because we are small and do not have much capital, we must limit our exploration. There are other larger exploration companies that could and probably would spend more time and money exploring our property.

     6. We will have to suspend our exploration plans if we do not have access to all of the supplies and materials we need.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, like dynamite, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     7.  People we do business with may not be year 2000 compliant.

     We are year 2000 compliant. We do not know if people we will be doing business with in the future are year 2000 compliant. If someone we do business with is not year 2000 compliant, the services or products he furnishes to us could be interrupted. If the services or products are interrupted, we may have to suspend operations while he corrects his year 2000 compliance.

     8.  We may not have enough money to complete our exploration .

     We may not have enough money to complete the exploration of our property. If it turns our that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and can't raise it, we will have to suspend or cease operations.

      9. Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies.

     Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies. ^ In the future, if we decide to acquire a mining property which is also sought by one of the companies which Mr. Grenfal or Mr. Stytsenko are officers or directors, a direct conflict of interest could result.

Risks Associated with This Offering:

     10. Because we are a penny stock, you may not be able to resell our shares.

     Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. This is because the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than accredited investors. As a result, fewer broker/dealers are willing to make a market in our stock.

     11. After this offering, control of the company will remain with Messrs. Grenfal and Stytsenko which may inhibit a change of control.

     Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Grenfal and Stytsenko will still own 5,000,000
shares and will continue to control us.   As a result, after
completion of this offering, regardless of the number of shares we sell, Messrs. Grenfal and Stytsenko will be able to elect all of our directors and control our operations and your ability to cause a change in the course of our operations is eliminated. Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board.

     12. Messrs. Grenfal and Stytsenko's control can have a depressive effect on the market price of stock.

     Because Messrs. Grenfal and Stytsenko will control us after the offering, regardless of the number of shares sold, the value
attributable to the right to vote is gone.   This could result in a
reduction in the market value to the shares you own because of the ineffective voting power.

      13. Messrs. Grenfal and Stytsenko will receive a substantial benefit from your investment.

     Messrs Grenfal and Stytsenko, our only shareholders will receive a substantial benefit from your investment. They are supplying the property to be explored which is valued at $42, cash of $1,489 and a loan of $14,863 which has to be repaid. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Messrs Grenfal and Stytsenko will lose only approximately $16,400.

     14. Because there is no public trading market for our common stock, you may not be able to resell your shares.

     There is currently no public trading market for our common stock. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

     15. There is no minimum number of shares that must be sold and we will not refund any funds to you.

     There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

     16. You may be investing in a company that does not have adequate funds to conduct its operations.

     Because there is no minimum number of shares that must be sold and we will not refund any funds to you, it is possible that we may not raise enough funds to conduct our operations. If that happens, you will suffer a loss in the amount of your investment.

     17. Sales of common by our officers and directors will likely cause the market price for the common stock to drop.

     A total of 5,000,000 shares of stock were issued to our two officers and directors. The average price of $0.055 was a result of services performed and repayment of advances. They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales may cause the market price of the stock to drop.

--------------------------------------------------------------------
                          USE OF PROCEEDS
--------------------------------------------------------------------

     The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used offering expenses. We will use the net proceeds as follows:

     Amount raised  $ 50,000  $100,000  $150,000  $200,000

                              Allocation

Offering expenses   $ 50,000  $ 50,000  $  50,000 $  50,000
Exploration         $      0  $ 50,000  $ 100,000 $ 140,000
Working capital     $      0  $      0  $       0 $  10,000

     We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we are successful in immediately finding gold, we will stop exploring and go on to develop the property. Costs of exploring will then cease. On the other hand if we do not immediately find gold, we will continue to explore for gold on the property. If we have to continue to explore for gold, the costs of exploration will increase.

     While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

         At this time we are unable to determine the minimum amount of money we need to raise to meet our business plan or to continue as a going concern. A lot depends upon what we find when we begin our exploration and the cost of our exploration.

     At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.


--------------------------------------------------------------------
                  DETERMINATION OF OFFERING PRICE
--------------------------------------------------------------------

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *    our lack operating history
     *    the proceeds to be raised by the offering
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
     *    our relative cash requirements.


-------------------------------------------------------------------
        MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
--------------------------------------------------------------------

     There is no public trading market for our shares of common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. Currently, 5,000,000 shares of common stock our outstanding. The 5,000,000 shares are restricted securities and will be eligible for sale pursuant to Rule 144 of the Securities Act of 1933 in February 2001. The 5,000,000 shares are owned by our two officers and directors.

     We have no proposed symbol for listing on the OTC bulletin board and we do not have a market maker for our shares.

     No cash dividends have been declared by us since our inception or any period subsequent to the date of our financial statements on June 30, 2000.

--------------------------------------------------------------------
                          CAPITALIZATION
--------------------------------------------------------------------

     The following table sets forth our capitalization at January 31, 2000, on a historical basis and as adjusted to reflect the sale of the shares.

     This table should be read in conjunction with the section entitled, "Management's Discussion and Analysis of Financial
Condition and Results of Operations" our Financial Statements and
Notes; and other financial and operating data included elsewhere in this prospectus.

                         01/31/00       As Adjusted After Offering
                         Actual     25%      50%       75%       100%
Stockholder's Equity:
Common Stock: 100,000,000
 shares authorized,
 par value $0.00001
 5,000,000 issued and
  outstanding            $       50
 5,500,000 issued and
  outstanding                       $      55
 6,000,000 issued and
  outstanding                                 $       60
 6,500,000 issued and
  outstanding                                            $       65
 7,000,000 issued and
  outstanding                                                        $       70
Additional Paid-in
 Capital                  274,950    274,945    324,940     374,935     424,930
Deficit accumulated
 during the
 development stage       (275,228)  (275,228)  (275,288)   (275,228)   (275,228)
                       ---------- ---------- ----------  ----------  ----------
TOTAL STOCKHOLDERS'
 EQUITY (deficit)      $     (228) $    (228) $  49,772   $  99,772  $  149,772
                       ========== ========== ==========   ========== ==========

--------------------------------------------------------------------
           DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
--------------------------------------------------------------------

     "Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. See "Principal Stockholders."

     As of June 30, 2000, the net tangible book value of our shares of common stock was a deficit of $(228) or approximately $NIL per share based upon 5,000,000 shares outstanding.

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $149,772, or approximately $0.02. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

     Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $99,772, or approximately $0.015 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.015 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.015 per share.

     Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $49,772, or approximately $0.008 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.008 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.008 per share.

     Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $(228), or approximately NIL per share. The net tangible book value of the shares held by our existing stockholders will be increased by NIL per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to NIL per share.

     After completion of this offering, if 2,000,000 shares are sold, you will own approximately 29% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 77% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     After completion of this offering, if 1,000,000 shares are sold, you will own approximately 17% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     After completion of this offering, if 500,000 shares are sold, you will own approximately 9% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 91% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS

Price per share     .    .    .    .    .    .    .    $   0.055
Net tangible book value per share before offering .    $    (228)
Net tangible book value per share after offering       $ 149,772
Increase to present stockholders in net tangible book
value per share after offering     .    .    .    .    $    0.02
    Value of shares issued     .   .    .    .    .    $ 275,000
Number of shares outstanding before the offering       5,000,000
Number of shares after offering
 held by existing stockholders     .    .    .    .    5,000,000
Percentage of ownership after offering  .    .    .          71%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.08
Capital contributions    .    .    .    .    .    .    $ 200,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    2,000,000
Percentage of ownership after offering  .    .    .          29%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.85
Capital contributions    .    .    .    .    .    .    $ 150,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    1,500,000
Percentage of ownership after offering  .    .    .          23%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $   0.092
Capital contributions    .    .    .    .    .    .    $ 100,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    1,000,000
Percentage of ownership after offering  .    .    .          17%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.10
Capital contributions    .    .    .    .    .    .    $  50,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .      500,000
Percentage of ownership after offering  .    .    .           9%

--------------------------------------------------------------------
            PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
--------------------------------------------------------------------

Offering Will Be Sold By One of Our Officers

     We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90
days if we so choose to do so.     At the present time, we have not
contemplated any reason for extending the offering period. The extended offering period is designed to give us flexibility in raising capital. The procedures used to extend the offering period will be made by our Board of Directors. We will not give you notice of an extension of the offering period.

     The offering price of $0.10 per share will not be changed at any time during the distribution of shares.

     There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

     We will sell the shares in this offering through Andrei Stytsenko, one of our officers and directors. Mr. Stytsenko will receive no commission from the sale of any shares. Mr. Stytsenko will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve
(12) months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

      Mr. Stytsenko is not subject to disqualification, is not being
compensated, and is not associated with a broker-dealer.   Mr.
Stytsenko is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Stytsenko has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

     Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our
offering.   We will also distribute the prospectus to potential
investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

     This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

     1.  execute and deliver a subscription agreement

     2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "ABERDENE MINING
LIMITED."

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.


---------------------------------------------------------------------
                             BUSINESS
---------------------------------------------------------------------

General

     We were incorporated in the State of Nevada on January 21, 2000. We are engaged in the acquisition, exploration and development of mining properties. We maintain our statutory registered agent's office at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and our business office is located at 1040 West Georgia Street, Suite 1160, Vancouver, British Columbia, Canada V6E 4H1. Our telephone number is (604) 605-0885. Our offices are leased from Callinan Mines
Ltd.     On March 31, 2000, we entered into a lease agreement with
Callinan Mines for a period of approximately three years $410 per month.

Background

     In January 2000, Hugh Grenfal our President and a member of the board of directors, acquired one mineral property containing six mining claims in British Columbia, Canada by arranging the staking of the same through a third party. Mr. Grenfal paid CDN$1,000 to stake the claims. The claims are recorded in Mr. Grenfal's name to avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded deed. Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of $500.00 and file other documents since we are a foreign corporation in Canada. We have decided that if gold is discovered on the property and it is economical to remove the gold, we will record the deed, pay the additional tax and file as a foreign corporation.

Historical Background

     The Property cover the old Casino-Red Cap Mine. Past production from 1951-1965 amounted to 770 oz. (23,949 g) gold, 2,615 oz (81,334
g) silver, 13,247 lb (6,009 kg) lead and 13,188 lb (5,982 kg) zinc.
Considerable underground development was done during this time. In more recent years, geological mapping, rock sampling and geophysical surveys have been carried out. We have not done any exploration work on our claims.

Location and Access

     The Casino-Red Cap Property consists of six mining claims with a total area of approximately 375 acres (150 hectares). The claims are located near the town of Trail in south-central British Columbia, Canada. There is a paved road along the east side of the claims, and a rough gravel road accesses the old mine tunnel.

Geology and Mineralization

     Two main rock types occur in the Casino - Red Cap area. The older are Jurassic aged volcanic and sedimentary rocks. These rocks are intruded by Jurassic granodiorite, and a monzonite intrusion of similar age. Younger, Eocene - aged granite stocks, and gabbro dykes and hornblende porphyry dykes also occur. The old mine was developed on a series of at least three quartz veins that occur near the contract between granodiorite and the volcanic and sedimentary rocks. The veins are steeply dipping, and host galena, sphalerite, pyrite and arsenopyrite mineralization. The best gold grades are reportedly associated with arsenopyrite. The thickness of the veins varies, with an average width of 14 inches (35.6 cm). However, historic reported mining activity on the No. 1 level suggest that mined widths were locally greater than this average.

MAP SUPPLIED SUPPLEMENTALLY.

Our Proposed Exploration Program

     We must conduct exploration and development to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     Our exploration program is designed to economically explore and evaluate our properties.

     We do not claim to have any ores or reserves whatsoever at this time on any of our properties.

     We intend to implement an exploration program and intend to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

     When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, such as trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow for efficient reclamation, re-contouring and re-seeding of disturbed areas. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

     Phase 1 will take about 3 months and cost up to $20,000.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

     *    more extensive trenching
     *    more advanced geophysical work
     *    drift driving

Drift driving is the process of constructing a tunnel to take samples of ore for testing. Later, the tunnel can be used for mining ore. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

     Phase 2 will take about 3 months and cost up to $20,000.

     Phase 3 is aimed at precisely defining the depth, the width, the
length, the tonnage and the value per ton of any ore body.   This is
accomplished through extensive drift driving. Phase 3 will take about 6 months and cost up to $80,000.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

         If mineralized material is found on our property and development is warranted, and we do not have adequate cash to develop the property, we will have to sell additional shares of common stock or borrow money to finance the cost of development. At the present time we do not know if we will need additional money to develop the
property, if warranted.   There is no assurance that we will have the
funds to develop the property if warranted and there is no assurance we will be able to raise additional money through the sale of additional shares of common stock or through loans.

Competitive Industry

     The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or
removal of  mineralized material from our property.   Readily
available gold markets exist in Canada and around the world for the
sale of gold.   Therefore, we will be able to sell any gold that we
are able to recover.

Regulations

     Our mineral exploration program is subject to the Canadian
Mineral Tenure Act Regulation.  This act sets forth rules for

     *    locating claims
     *    posting claims
     *    working claims
     *    reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws in order to operate our business.
Compliance with these rules and regulations will not adversely affect our operations.

          No aspects of the Canadian Mineral Tenure Act Regulation or the British Columbia Exploration Code will have any material impact upon our business or operations. We are in compliance with both acts.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

     1.   Health and Safety
     2.   Archaeological Sites
     3.   Exploration Access

     We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities in such a manner as to cause unnecessary damage to the property.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation prior to the commencement of any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to law. Any portals, adit or shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we commence our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the foregoing act and will continue to comply with the act in the future. We believe that compliance with the foregoing act will not adversely affect our business operations in the future.

Employees

     Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employees will be Messrs. Grenfal and Stytsenko our officers and directors.

Employees and Employment Agreements

     At present, we have no employees, other than Messrs. Grenfal and Stytsenko, our officers and directors, who were compensated for their services. Messrs. Grenfal and Stytsenko, do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

--------------------------------------------------------------------
    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS
--------------------------------------------------------------------

     We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion.  This means
that our auditors believe there is     substantial      doubt that we
can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals.

Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement
our project and stay in business.     We do not know if the proceeds
from this offering will remove the threat of the going concern opinion from the auditors and we can not quantify the amount of funds we need to eliminate the going concern opinion.

     In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business.
What ever money we do raise, will be applied first to     expenses of
this offering, then to exploration and working capital, and if any
funds remain to development, if warranted.     .  If we do not raise
all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. Because we don't know what we will find when we start exploration, we
can't be definitive in the amount of money we need.      We have
discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

     We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

    Our Proposed Exploration Program

     We must conduct exploration and development to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     Our exploration program is designed to economically explore and evaluate our properties.

     We do not claim to have any ores or reserves whatsoever at this time on any of our properties.

     We intend to implement an exploration program and intend to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

     When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, such as trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow for efficient reclamation, re-contouring and re-seeding of disturbed areas. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

     Phase 1 will take about 3 months and cost up to $20,000.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

     *    more extensive trenching
     *    more advanced geophysical work
     *    drift driving

Drift driving is the process of constructing a tunnel to take samples of ore for testing. Later, the tunnel can be used for mining ore. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

     Phase 2 will take about 3 months and cost up to $20,000.

     Phase 3 is aimed at precisely defining the depth, the width, the
length, the tonnage and the value per ton of any ore body.   This is
accomplished through extensive drift driving. Phase 3 will take about 6 months and cost up to $80,000.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we     must conduct
research and exploration of our properties before we can commence
production of any minerals we may find.      We are seeking equity
financing in order to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

From Inception on January 21, 2000

     We just recently acquired our first property and     have not
commenced research or exploration of our property.     .

     Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on January 21, 2000 to June 30, 2000 was $16,352, as a result of proceeds received from a short term loan and advances.

Liquidity and Capital Resources

     As of the date of this registration statement, we have yet to generate any revenues from our business operations.

     We issued 5,000,000 shares of common stock through a Section 4(2) offering in January 2000. This was accounted for as a compensation expense of $273,469 and advances, reimbursement of
expenses and mining claims of $1,531.     The compensation expense of
$273,469 relates to common stock issued to Messrs Grenfal and Stytsenko in exchange for services provided. The services were provided during thirty days following our inception.

     We have received proceeds of $16,352 from short term related party loans and advances.

     As of June 30, 2000, our total assets were $533 and our total liabilities were $16,353.

--------------------------------------------------------------------
                            MANAGEMENT
--------------------------------------------------------------------

Officers and Directors

     Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address         Age       Position(s)

Hugh Grenfal             31        President, Treasurer, Chief
3337 West 30th Ave.                Financial Officer and a member of
Vancouver, B.C.                    the Board of Directors
Canada V6S 1W3

Andrei Stytsenko         35        Secretary and a member of the
5616 - 189 A Street                Board of Directors
Edmonton, Alberta
Canada T6M 2G7

     The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

     Hugh Grenfal has been our President, Treasurer, Chief Financial Officer and a member of our board of directors since inception. From January 1991 to June 1996, Mr. Grenfal was President of Booker Gold Explorations Ltd., a mining and exploration corporation located in Vancouver, British Columbia. Since October 1996, Mr. Grenfal has been a Director of Callinan Mines Ltd., a mining and exploration corporation located in Vancouver, British Columbia with revenue producing copper and zinc properties located in Manitoba, Canada. Since June 1999, Mr. Grenfal has been President of Paxton Mining Corporation located in Vancouver, British Columbia. Paxton Mining Corporation is an exploration company. Since September 1999, Mr. Grenfal has been President of Palal Mining Corporation. Palal Mining Corporation is an exploration company. Since September 1999, Mr.

Grenfal has been President of Ancona Mining Corporation located in Vancouver, British Columbia. Ancona Mining is an exploration company. Since September 1999, Mr. Grenfal has been President of Camden Mining Corporation located in Vancouver, British Columbia. Camden Mining is en exploration company. Mr. Grenfal is currently not a full-time employee with another entity.

     Andrei Stytsenko has been our Secretary and a member of our board of directors since inception. From 1985 to 1996, Mr. Stytsenko was the managing supervisor for Ivano Frankovski Drilling Company,
located in North Russia.   Mr. Stytsenko's responsibilities included
drilling holes up to 13,000 feet in depth for the exploration of oil
and gas.   From     1997 until 1998     , Mr. Stytsenko was field
supervisor for Booker Gold Exploration located in Vancouver, British Columbia. Mr. Stytsenko's responsibilities included core loding, assaying and mapping. Mr. Stytsenko received a degree as a Engineer Specialist in oil and gas drilling in 1996.

Conflicts of Interest

     We believe that     Mr. Grenfal will be subject to conflicts of
interest. The conflicts of interest arise from Mr. Grenfal's relationship with other mining corporations. In the future, Mr. Grenfal will continue to be involved in the mining business or other entities and such involvement could create conflicts of interest. At the present time, we do not foresee a conflict of interest with another company Mr. Grenfal is associated with which relates to the acquisition of other properties because we do not intend to acquire any additional mining properties. The only conflict that we foresee is Mr. Grenfal's of time to other exploration companies that do not involve us.

     Specifically, Hugh Grenfal is an officer and director of Callinan Mines Ltd., Ancona Mining Corporation, Paxton Mining Corporation, Palal Mining Corporation and Camden Mining Corporation, all of which are engaged in the mining business. Presently, none of the foregoing operate mines or receive royalties from properties operated by others with the exception of Callinan Mines Ltd. which receives CDN$149,000 annually from a copper zinc mine in Flin Flon, Manitoba operated by Hudson Bay & Smelting Co. Neither we nor our officers are affiliated with Hudson Bay & Smelting Co. In the future, however, such corporations could begin operating mines.

         Future conflicts of interest could occur because Messrs Grenfal and Stytsenko could form new exploration companies. There are no plans or understandings how new corporate mining opportunities will be allocated among the various mining companies in which our officers are involved.

--------------------------------------------------------------------
                      EXECUTIVE COMPENSATION
--------------------------------------------------------------------

Summary Compensation

     The following table sets forth the compensation paid to our officers and directors since our inception. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and all other compensation.

SUMMARY COMPENSATION TABLE
(a)           (b)    (c)   (d)     (e)       (f)          (g)       (h)
                           Other              Securities
Name and                   Annual  Restricted Underlying  All       Other
Principal                  Compen- Stock      Options/    LTIP      Compen
Position      Salary Bonus sation  Award(s)   SARs        Payouts   sation

Hugh Grenfal  -      -     -       $136,735   -           -         -
 President

Andrei        -      -     -       $136,735   -           -         -
 Stytsenko
  Secretary

     There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Option/SAR Grants

     No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

     We do not have any plans to pay our directors any money. The directors did not receive any other compensation for serving as members of the board of directors. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors.

     We do not expect to pay any salaries to our officers until such time as we generate sufficient revenues to do so.

Indemnification

     Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

--------------------------------------------------------------------
                      PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address         Number of      Number         Percentage of
Beneficial               Shares Before  of Shares      Ownership
Owner [1]                Offering       After Offering After Offering

Hugh Grenfal             2,500,000      2,500,000      35.71%
3337 West 30th Ave.
Vancouver, B.C.
Canada V6S 1W3

Andrei Stytsenko         2,500,000      2,500,000      35.71%
5616 - 189 A Street
Edmonton, Alberta
Canada T6M 2G7

All Officers and Directors
as a Group               5,000,000      5,000,000      71.43%

[1] Each of our officers is deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the
     Securities Act of 1933.   Messrs. Grenfal and  Stytsenko are the
     only "parents" and "promoters" of our company.

Future Sales by Existing Stockholders

     A total of 5,000,000 shares of common stock were issued to the existing stockholders, all of which are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the
SEC promulgated under the Securities Act.     The 5,000,000 shares
will be eligible for sale under Rule 144 beginning in February 2001.
      Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

         Other than the restrictions imposed by Rule 144, no other restrictions have been placed upon Messrs Grenfal and Stytsenko's shares.

     Shares purchased in this offering, which will be immediately resalable, and sales of shares by Messrs Grenfal and Stytsenko in compliance with Rule 144, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

--------------------------------------------------------------------
                     DESCRIPTION OF SECURITIES
--------------------------------------------------------------------

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when as and if declared by our board of directors;

     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 71.43% of our outstanding shares. See "Principal Stockholders."

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

     Our stock transfer agent for our securities is Pacific Stock
Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

--------------------------------------------------------------------
                       RELATED TRANSACTIONS
--------------------------------------------------------------------

     In January 2000, we issued a total of 5,000,000 shares of restricted common stock to Hugh Grenfal and Andrei Stytsenko, officers and directors of our company. This was accounted for as a compensation expense of $273,469 and advances and reimbursement expenses and mining claims of $1,531.

     Since our inception, Mr. Grenfal, advanced loans to us in the total sum of $14,863, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on any date certain. Mr.
Grenfal will accept repayment from us when money is available.     In
addition, Mr. Grenfal advanced $1,489 which was paid back by the initial issuance of stock.


--------------------------------------------------------------------
                            LITIGATION
--------------------------------------------------------------------

     We are not a party to any pending litigation and none is contemplated or threatened.


--------------------------------------------------------------------
                              EXPERTS
--------------------------------------------------------------------

     Our financial statements for the period from inception to January 31, 2000, included in this prospectus have been audited by Williams and Webster, P.C., Independent Certified Public Accountants, Seafirst Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus.


--------------------------------------------------------------------
                           LEGAL MATTERS
--------------------------------------------------------------------

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company.

--------------------------------------------------------------------
                       FINANCIAL STATEMENTS
--------------------------------------------------------------------

     Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public
Accountant.

     Our audited financial statement from inception to January 31, 2000 immediately follows:

INDEPENDENT AUDITOR'S REPORT                                     F-1

FINANCIAL STATEMENTS
     Balance Sheet                                               F-2
     Statement of Operations                                     F-3
     Statement of Stockholders' Equity                           F-4
     Statement of Cash Flows                                     F-5

NOTES TO THE FINANCIAL STATEMENTS                                F-6

Board of Directors
Aberdene Mines Limited
Las Vegas, Nevada

                    INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Aberdene Mines Limited, (an exploration stage enterprise), as of June 30, 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period January 21, 2000 (inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aberdene Mines Limited, as of June 30, 2000, and the results of its operations and its cash flows for the period January 21, 2000 (inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2, the Company has been in the exploration stage since its inception. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
August 7, 2000

                       ABERDENE MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                           BALANCE SHEET
                           June 30, 2000


ASSETS

CURRENT ASSETS
 Cash                                        $       80
                                             ----------
Total Current Assets                                 80

OTHER ASSETS
 Deposits                                           411
 Mining claims                                       42
                                             ----------
Total Other Assets                                  453
                                             ----------
TOTAL ASSETS                                 $      533
                                             ==========

LIABILITIES & STOCKHOLDERS' EQUITY(DEFICIT)

CURRENT LIABILITIES
 Accounts payable                            $    1,490
 Loans from a related party                      14,863
                                             ----------
Total Current Liabilities                        16,353
                                             ----------
COMMITMENTS AND CONTINGENCIES                       -
                                             ----------
STOCKHOLDERS' EQUITY (DEFICIT)
 Common stock, 100,000,000 shares
  authorized, $0.00001 par value;
  5,000,000 shares issued and outstanding            50
 Additional paid-in-capital                     274,950
 Deficit accumulated during the exploration
  stage                                        (290,820)
                                             ----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)            (15,820)
                                             ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)                            $      533
                                             ----------





   The accompanying notes are an integral part of these financial statements.

                       ABERDENE MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                      STATEMENT OF OPERATIONS
         From January 21, 2000 (Inception) to June 30, 2000
                              Deficit

REVENUES                                          $       -
                                                  -----------
EXPENSES
 Consulting services provided by directors            273,469
 Rent expense                                             821
 Legal & accounting                                    14,147
 Office expense                                           995
 Mining exploration expense                             1,388
                                                  -----------
Total Expenses                                        290,820
                                                  -----------
LOSS FROM OPERATIONS                                 (290,820)

INCOME TAXES                                              -
                                                  -----------
NET LOSS                                          $  (290,820)
                                                  ===========
NET LOSS PER COMMON SHARE,
 BASIC AND DILUTED                                $     (0.06)
                                                  ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON STOCK SHARES OUTSTANDING,
 BASIC AND DILUTED                                  5,000,000
                                                  ===========




















   The accompanying notes are an integral part of these financial statements.

                       ABERDENE MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
            STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
         From January 21, 2000 (Inception) to June 30, 2000

                                              Deficit
                                              Accumulated
                   Common Stock   Additional  During         Total
                   Number           Paid-In   Exploration   Stockholders'
                   of Shares Amount Capital   Stage      Equity (Deficit)
Issuance of common
 stock forservices
 and in payment of
 advances for
 approximately
 $.055 per share   5,000,000 $  50  $ 274,950  $       -   $   275,000

Loss for period ending,
June 30, 2000            -     -          -       (290,820)   (290,820)
                   --------- -----  ---------  ----------- -----------
Balance,
 June 30, 2000     5,000,000 $  50  $ 274,950  $  (290,820)$   (15,820)
                   ========= =====  =========  =========== ===========



























   The accompanying notes are an integral part of these financial statements.

                       ABERDENE MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                      STATEMENT OF CASH FLOWS
         From January 21, 2000 (Inception) to June 30, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                             $   (290,820)
 Adjustments to reconcile net loss
  to net cash used by operating activities:
 Increase in deposits                                         (411)
 Increase in accounts payable                                1,490
 Payment of expenses from issuance of stock                273,469
 Net cash (used) in operating activities                   (16,272)
                                                      ------------
CASH FLOWS FROM INVESTING ACTIVITIES                           -
                                                      ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from related party advances                        1,489
 Proceeds from related party loans                          14,863
                                                      ------------
Net cash provided by financing activities                   16,352
                                                      ------------
Change in cash                                                  80

Cash, beginning of period                                      -
                                                      ------------
Cash, end of period                                   $         80
                                                      ============
Supplemental disclosures:
 Interest paid                                        $        -
                                                      ============
 Income taxes paid                                    $        -
                                                      ============
NON-CASH TRANSACTIONS
 Stock issued in payment of consulting
  and other expenses                                  $    273,469
 Stock issued in payment of advances                  $      1,489
 Stock issued in payment of mining claims             $         42











   The accompanying notes are an integral part of these financial statements.

                       ABERDENE MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                           June 30, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Aberdene Mines Limited (hereinafter "the Company") was incorporated on January 21, 2000 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company maintains offices in Las Vegas, Nevada and in Vancouver, British Columbia. The Company's fiscal year end is June 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting.

Use of Estimates
The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Exploration Stage Activities
The Company has been in the exploration stage since its formation in January 2000 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company will actively prepare the site for extraction and enter a development stage.

Foreign Currency Valuation
Management has elected to value foreign currency transactions on the date the transaction concludes. The conversion is calculated by multiplying the foreign currency value by the exchange rate at the close of the nearest trading day.

                       ABERDENE MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                           June 30, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentration of Risk
The Company maintains its cash accounts in primarily one commercial bank in Vancouver, British Columbia, Canada. The Company's cash account is a business checking account maintained in U.S. dollars, which totaled $80 as of June 30, 2000. This account is not insured.

Derivative Instruments
In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

At June 30, 2000, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Impaired Asset Policy
In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company does not believe any adjustments are needed to the carrying value of its assets at June 30, 2000.

Exploration Costs
In accordance with generally accepted accounting principles, the Company expenses exploration costs as incurred.

Compensated Absences
Currently, the Company has no employees; therefore, no policy regarding compensated absences has been established. The Company will establish a policy to recognize the costs of compensated absences at the point in time that it has employees.

                       ABERDENE MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                           June 30, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Provision for Taxes
At June 30, 2000, the Company had a net operating loss of approximately $290,000. No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

Basic and Diluted Loss Per Share
Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share was the same, as there were no common stock equivalents outstanding.

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company incurred a net loss of $290,820 for the period January 21, 2000 (inception) to June 30, 2000 and had no sales. The future of the Company is dependent upon its ability to obtain financing and upon future successful explorations for and profitable operations from the development of mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 3 - COMMON STOCK

On January 21, 2000, 5,000,000 shares of common stock were issued to officers and directors only. There was no public offering of any securities. The above referenced shares were issued in payment of services valued at $273,469 and repayment of mining claim recording fees of $42, expenses of $1,353 and advances of $136. These shares were issued pursuant to exemption from registration contained in
Section 4 (2) of the Securities Act of 1933.

                       ABERDENE MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                           June 30, 2000

NOTE 3 - COMMON STOCK (continued)

In January 2000 the Company, through Mr. Hugh Grenfal, its president and a member of the Board of Directors, acquired 100% of the rights, titles and interests in six mining claims in Casino-Red Cap property, Columbia River Valley, BC. Payment of $42 was required to record the six mining claims. These amounts were paid by the shareholders and repaid by the Company in the form of stock as denoted above.
Although the claims are recorded in Mr. Grenfal's name for tax purposes, title to the claims has been conveyed to the Company via an unrecorded deed.

NOTE 4 - LEASES

On March 31, 2000, the Company entered into a lease agreement with Callinan Mines Limited for a period of approximately three years for $607 Canadian dollars per month. As of June 30, 2000 this was equivalent to approximately $410 U.S. per month. The lease expires on June 29, 2003. The minimum future lease payments as of June 30, 2000 for the remaining life of the lease are:
          Fiscal Year Ended June 30:              Amount

                    2001                          $  4,926
                    2002                             4,926
                    2003                             4,926
                                                  --------
          Total minimum lease payments            $ 14,778
                                                  ========

NOTE 5 - RELATED PARTIES

The Company occupies office space provided by Mr. Grenfal, its president, in his capacity as vice president and director of Callinan Mines Limited. On March 31, 2000, the Company entered into a lease agreement with Callinan for a period of approximately three years. See
Note 4.

Mr. Grenfal has also advanced monies to the Company to open a checking account and in payment of expenses. The funds advanced to open the checking account were repaid as part of the stock transaction described in Note 3. The balance of the advances have been recorded as short-term, uncollateralized loans, bearing no interest and having no specific due date.

                       ABERDENE MINES LIMITED
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                           June 30, 2000

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company is engaged in the exploration and development of mineral properties. At present, there are no feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $20,000. Of this amount, $10,000 has been paid and is recorded as professional fees. The remaining $10,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission

         PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.   Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:


SEC Registration Fee     .    .    .    .    .    .    $    100.00
Printing Expenses   .    .    .    .    .    .    .       6,500.00
Accounting Fees and Expenses  .    .    .    .    .       5,000.00
Legal Fees and Expenses  .    .    .    .    .    .      25,000.00
Blue Sky Fees/Expenses   .    .    .    .    .    .       5,000.00
Transfer Agent Fees      .    .    .    .    .    .       3,000.00
Miscellaneous Expenses   .    .    .    .    .    .       5,400.00
                                                       -----------
TOTAL                                                  $ 50,000.00
                                                       ===========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address         Date      Shares    Consideration
---------------------    -------   --------- ----------------
Hugh Grenfal             1/21/00   2,500,000 Services valued
3337 W. 30th Avenue                          at $136,735 and
Vancouver, British Columbia                  cash of $744 and
Canada   V7S 1W3                             mining claims valued
                                             at $21.

Andrei Stytsenko         1/21/00   2,500,000 Services valued
5616 - 189 A Street                          at $136,734 and
Edmonton, Alberta                            cash of $744 and
Canada T6M 2G7                               mining claims valued
                                             at $21.

     We issued the foregoing restricted shares of common stock to Messrs. Grenfal and Stytsenko pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Grenfal and Stytsenko are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.


ITEM 27.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.    Document Description
-----------    ------------------------------------------------------

 3.1*          Articles of Incorporation.
 3.2*          Bylaws.
 4.1*          Specimen Stock Certificate.
 5.2           Opinion of Conrad C. Lysiak, Esq. regarding the legality
               of the Securities being registered.
10.1*          Casino 1 Claim.
10.2*          Casino 2 Claim.
10.3*          Casino 3 Claim.
10.4*          Casino 4 Claim.
10.5*          Casino 5 Claim.
10.6*          Casino 6 Claim.
10.7*          Statement of Trustee.
23.3           Consent of Williams & Webster, P.S., Certified Public
               Accountants.
23.4           Consent of Conrad C. Lysiak, Esq.
27.2           Financial Data Schedule.
99.1*          Subscription Agreement.

ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:
     1. File, during any period in which is offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law of high end of the estimated maximum offering range may be reflect in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amemdment to the Form SB-2 Registration Statement and has duly caused this amendment to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 2nd day of November, 2000.

                              ABERDENE MINES LIMITED

                              BY:  /s/ Hugh Grenfal
                                   Hugh Grenfal, President, Principal
                                   Executive Officer, Treasurer
                                   Principal Accounting Officer,
                                   Principal Financial Officer



     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Hugh Grenfal, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                Title                         Date

/s/ Hugh Grenfal         President, Principal Executive 11/2/00
Hugh Grenfal             Officer, Treasurer, Principal
                         Financial Officer, Principal
                         Accounting Officer, and a
                         member of the Board of
                         Directors


/s/ Andrei Stytsenko     Secretary and a member         11/2/00
Andrei Stytsenko         of the Board of Directors